Exhibit 99.1

EXACT Sciences Corporation Announces Second Quarter 2004 Results Conference Call

MARLBOROUGH, Mass.—(BUSINESS WIRE)—July 12, 2004—EXACT Sciences Corporation (NASDAQ:EXAS) announced today that it will host a conference call for its second quarter 2004 financial and operating results on Tuesday, July 27, 2004 at 8:30 a.m. ET. A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link. The conference call and the Webcast are open to all interested parties. An archived version of the Webcast will be available at EXACT Sciences’ Web site, www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

EXACT Sciences will announce its second quarter 2004 financial and operating results on Monday, July 26, 2004, after the close of regular market trading hours. Information for the call is as follows:

Domestic callers: 877-809-1575

International callers: 706-679-5918

Conference ID # 8711077

The conference call replay information is as follows:

Domestic callers: 800-642-1687

International callers: 706-645-9291

Conference ID # 8711077

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation is the leader in rapidly applying genomics knowledge to develop effective, patient-friendly screening methods to detect cancer early, so that physicians can save patients’ lives. Its first commercial test, PreGen-Plus(TM), is used for screening for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

CONTACT:

EXACT Sciences Corporation

Amy Hedison (Investor Relations)

508-683-1252

ahedison@exactsciences.com

Kerry Beth Daly (Media)

617-267-8223

dalyk@fleishman.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding EXACT Sciences Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.